FS 30 June 2003

Schedule A

Stream Communications Network, Inc.

Consolidated Financial Statements

For the six months ended June 30, 2003

Stream Communications Network, Inc.
Consolidated Balance Sheets
June 30, 2003 and December 31, 2002
(in Canadian dollars)

			June 30, 2003	December 31, 2002
ASSETS
Current Assets
Cash and cash equivalents			$241,407	$394,234
Accounts receivable			297,134	221,346
Inventory			10,026	14,373
Prepaid expenses and advances			64,080	74,330
			612,647	704,283

Deposits			155,473	188,493
Property, plant and equipment (note 3)			7,475,110	9,201,575
Intangibles - (note 4)			4,396,357	5,469,354
Deferred charges - (note 5)			2,370,495	2,019,261
			$15,010,082	$17,582,966
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities (note 7)			$4,150,527	$4,611,418
Deferred revenue			141,024	187,672
Current portion of long-term debt (note 6)			55,027	108,825
			4,346,578	4,907,915

Long-term debt (note 6)			20,305	52,975
Non-controlling interest			772,600	888,259
			5,139,483	5,849,149
SHAREHOLDERS' EQUITY
Capital stock
Authorized
150,000,000 common shares of no par value
Issued and fully paid (note 8)			32,464,374	31,229,685
Contributed surplus			96,041	96,041
Warrants			2,397,425	2,740,669
Cumulative translation account			(254,453)	1,437,814
Deficit			(24,832,788)	(23,770,392)
			9,870,599	11,733,817

			$15,010,082	$17,582,966

signed by "Stan Lis"		signed by "Casey Forward"
President		Chief Financial Officer
Stream Communications Network, Inc.
Consolidated Statements of Operations and Deficit
For the six months ended June 30
(in Canadian dollars)

	For the three months ended June 30, 2003	For the three months ended June 30, 2002	For the six months ended June 30, 2003	For the six months ended June 30, 2002

Revenues	$950,163	$944,791	$1,966,135	$1,856,158

Administration and services	146,524	293,744	428,059	540,414
Cost of sales	214,121	660,028	520,292	1,000,310
Legal and accounting	76,171	112,971	238,697	234,506
Management costs	254,058	70,141	447,762	368,640
Programming	203,131	194,809	413,641	373,760
Sales and marketing	132,488	62,448	280,003	110,379
	1,026,493	1,394,141	2,328,454	2,628,009
Loss before undernoted items	(76,330)	(449,350)	(362,319)	(771,851)

Amortization of property, plant and equipment	188,147	161,388	388,216	389,287
Amortization of intangibles and goodwill	113,576	-	184,337	-
	301,723	161,388	572,553	389,287
Loss before other items	(378,053)	(610,738)	(934,872)	(1,161,138)
Other items
Interest income	6,759	(4,177)	(2,815)	(6,461)
Financial expenses	109,911	17,993	157,117	219,421
	116,670	13,816	154,302	212,960
Loss from continuing operations before non-controlling interest	(494,723)	(624,554)	(1,089,174)	(1,374,098)

Non-controlling interest	(32,076)	(7,123)	(26,778)	(29,263)

Loss from continuing operations for the period	(462,647)	(617,431)	(1,062,396)	(1,344,835)
Loss from discontinued operations (note 2)	-	(48,250)	-	(2,397,985)
Net loss for the period	(462,647)	(665,681)	(1,062,396)	(3,742,820)

Deficit, beginning of period	(24,370,141)	(20,858,329)	(23,770,392)	(17,781,190)

Deficit, end of period	$(24,832,788)	$(21,524,010)	$(24,832,788)	$(21,524,010)

Loss per share, basic and diluted
Continuing operations	$(0.02)	$(0.03)	$(0.04)	$(0.06)
Discontinued operations	-	-	-	(0.11)
Loss per share	$(0.02)	$(0.03)	$(0.04)	$(0.17)

Weighted average number of shares
Basic and diluted	29,029,598	21,797,545	29,029,598	21,797,545

Stream Communications Network, Inc.
Consolidated Statements of Cash Flows
For the six months ended June 30
(in Canadian dollars)

	For the three months ended June 30, 2003	For the three months ended June 30, 2002	For the six months ended June 30, 2003	For the six months ended June 30, 2002

Operating Activities
Net loss from continuing operations	$(462,647)	$(617,431)	$(1,062,396)	$(1,344,835)
Items not involving cash
Amortization	301,723	161,388	572,553	389,287
Non-controlling interest	(32,076)	(7,123)	(26,778)	(29,263)
Change in non-cash working capital	(193,000)	(463,166)	(516,621)	(984,811)
Accounts receivable	(92,549)	18,745	(116,824)	40,182
Inventory	1,768	2,893	2,244	6,228
Prepaid expenses and advances	151,097	34,196	863	(5,389)
Accounts payable and accrued liabilities	40,846	1,086,213	33,804	840,475
Deferred revenue	(9,150)	(25,170)	(18,314)	91,016
Net cash used in operating activities	(100,988)	653,711	(614,848)	(12,299)
Net cash provided (used) by discontinued operating activities	-	(33,844)	-	(265,195)
Net cash provided (used) by operating activities	(100,988)	619,867	(614,848)	(277,494)

Financing Activities
Issuance of shares for cash	891,445	811,946	891,445	2,748,674
Share subscription	(506,970)	-	-	-
Long-term debt	(15,912)	-	(66,006)	-
Net cash provided from continuing financing activities	368,563	811,946	825,439	2,748,674
Net cash provided from discontinued financing activities	-	-	-	-
Net cash provided from financing activities	368,563	811,946	825,439	2,748,674

Investing Activities
Purchase of property, plant and equipment	(16,865)	(60,349)	(96,039)	(75,828)
Acquisition of subsidiary	-	(220,460)	-	(945,168)
Deferred charges	(191,618)	(829,808)	(361,656)	(914,076)
Net cash used in continuing investing activities	(208,483)	(1,110,617)	(457,695)	(1,935,072)
Net cash used in discontinued investing activities	-	(60,583)	-	-
Net cash used in investing activities	(208,483)	(1,171,200)	(457,695)	(1,935,072)

Foreign exchange effect on cash	102,422	(442,079)	94,277	(508,110)

Change in cash and cash equivalents	161,514	(181,466)	(152,827)	27,998

Cash and cash equivalents at beginning of period	79,893	424,737	394,234	215,273

Cash and cash equivalents at end of period	$241,407	$243,271	$241,407	$243,271